As filed with the Securities and Exchange Commission on March 16, 2004

Registration Statement No. 33-75512

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

_______________

POST-EFFECTIVE AMENDMENT NO. 2
TO
REGISTRATION STATEMENT
UNDER
SCHEDULE B
OF
THE SECURITIES ACT OF 1933
_______________

Treasury Corporation of Victoria

(Issuer)

The Government of Victoria

(Guarantor)
(Names of Registrants)

_______________

Ken Allen
Australian Consulate-General
150 East 42nd Street, 34th Floor
New York, New York 10117-5612
(Name and address of authorized agent in the United States for the Issuer and the Guarantor:)

_______________

Copies to:
Jeffrey F. Browne, Esq.
Sullivan & Cromwell
125 Broad Street
New York, New York 10004
_______________

SIGNATURE

EXPLANATORY NOTE REGARDING TERMINATION OF REGISTRATION

     Pursuant to the undertaking included in this registration statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, the Registrant hereby removes from registration all debt securities registered but unissued hereunder. All debt securities that have been issued hereunder have matured as of the date of this post-effective amendment. Henceforth, the Registrant intends to cease its voluntary filing of annual and periodic reports with the Securities and Exchange Commission.

SIGNATURE

(of the Issuer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Treasury Corporation of Victoria, has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melbourne, State of Victoria, Commonwealth of Australia on the 12th day of March, 2004.

TREASURY CORPORATION OF VICTORIA

By:	/s/ WILLIAM WHITFORD

Name: William Whitford Title: Managing Director

By:	/s/ JOANNE NERINE BYRNES

Name: Joanne Nerine Byrnes Title: Corporation Secretary

SIGNATURE
(of the Guarantor)

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, the Government of Victoria, has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melbourne, State of Victoria, Commonwealth of Australia on the 12th day of March, 2004.

THE GOVERNMENT OF VICTORIA

By:	/s/ JOHN BRUMBY MP

Name: John Brumby MP Title: Treasurer of the State of Victoria

SIGNATURE OF AUTHORIZED AGENT

     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized agent in the United States of the Issuer and the Guarantor, has signed this Registration Statement or amendment thereto in the City of New York, New York on the 25th day of February, 2004.

By:	/s/ KEN ALLEN

Name: Ken Allen Title: Australian Consul-General